Exhibit 107.1

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Treace Medical Concepts, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share(2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(4)

Fees to Be Paid	Equity	Common Stock, $0.001 par value per share	457(c) and 457(h)	3,337,692(3)	$20.09	$67,054,232.28	$110.20 per $1,000,000	$7,389.38

Fees Previously Paid

	Total Offering Amounts					$67,054,232.28		$7,389.38

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$7,389.38

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the 2021 Incentive Award Plan (the “2021 Plan”) and the 2021 Employee Stock Purchase Plan (the “ESPP”) by reason of any stock dividend, stock split, recapitalization or similar transaction effected without the Registrant’s receipt of consideration which would increase the number of outstanding shares of common stock.

(2)

This estimate is made pursuant to Rule 457(c) and Rule 457(h) of the Securities Act solely for purposes of calculating the registration fee. The Proposed Maximum Offering Price Per Share for shares available for future grant under the 2021 Plan is the average of the high and low prices for the registrant’s common stock as reported on the Nasdaq Global Select Market on March 7, 2023, which date is within five business days prior to filing this Registration Statement.

(3)

Consists of (i) 2,781,410 additional shares of the Registrant’s common stock that became available for issuance on January 1, 2023 under the 2021 Plan, by operation of an automatic annual increase provision therein and (ii) 556,282 additional shares of the Registrant’s common stock that became available for issuance on January 1, 2023 under the 2021 ESPP, by operation of an automatic annual increase provision therein.

(4)	The Registrant does not have any fee offsets.